UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2018

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2018, William A. Koertner resigned from his position as Chairman of the Board of Directors (the “Board”) of MYR Group Inc. (the “Company”). Mr. Koertner’s resignation from the position of Chairman of the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Koertner will remain a director of the Company.

In connection with Mr. Koertner’s resignation from the position of Chairman of the Board, the Board appointed Kenneth M. Hartwick, one of the Company’s independent directors, as Chairman of the Board, effective upon the effectiveness of Mr. Koertner’s resignation. In connection therewith, Gary R. Johnson has resigned as our lead independent director. Mr. Johnson’s resignation from the position of lead independent director was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Johnson will remain a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 2, 2018
	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary